Exhibit 5

Suite 900 607 14th St., NW Washington DC 20005-2018 t 202 508 5800 f 202 508 5858

May 2, 2016	direct dial 202 508 5893 direct fax 202 204 5616 gbronstein@kilpatricktownsend.com

Board of Directors

Beneficial Bancorp, Inc.

Beneficial Bank Place

1818 Market Street

Philadelphia, Pennsylvania 19103

Re:                             Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan

Board Members:

We have been requested by Beneficial Bancorp, Inc., a Maryland corporation (the “Company”), to issue our opinion in connection with the registration of shares of the Company’s common stock, par value $0.01 per share, under the Securities Act of 1933, as amended (the “Securities Act”).  The registration statement on Form S-8 (the “Registration Statement”) covers 3,500,000 shares of Company common stock that may be issued upon the exercise of stock options, stock settlement of stock appreciation rights, vesting of restricted stock units or restricted stock awards and vesting of performance awards under the Beneficial Bancorp, Inc. 2016 Omnibus Incentive Plan (the “Plan”).

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion.  In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

Based on the foregoing, and limited in all respects to Maryland law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized and upon payment for such shares and issuance in the manner described in the Plan, the shares will be validly issued, fully paid and nonassessable.

We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of “experts” within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading “Interests of Named Experts and Counsel” therein.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Gary R. Bronstein
Gary R. Bronstein, a Partner